                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      March 1, 2002
                                                 -------------------------------


                                 WRP Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Maryland                  0-17458                        73-1326131
--------------------------------------------------------------------------------
(State or other                (Commission                     (IRS Employer
jurisdiction of                File Number)                    Identification
incorporation)                                                 Number)


500 Park Boulevard, Suite 1260, Itasca, Illinois                    60143
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code       (630) 285-9191
                                                    ----------------------------


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 1, 2002, WRP Corporation's subsidiary, American Health Products Corporation ("AHPC") entered into a Transition Services Agreement, whereby Maxxim Medical, Inc. ("MAXXIM"), a company not affiliated with either AHPC or WRP Corporation, would directly service certain of AHPC's medical customers. The amount to be paid to AHPC, by MAXXIM, is $375,000 and is dependent upon how many of AHPC customers transition to MAXXIM. Three installments of $125,000 (totaling $375,000) shall be paid as 35%, 75% and 85% of our customers transition their business to MAXXIM.

         AHPC arrived at this amount by determining its costs associated with transitioning the medical business, including legal expense and severance costs.

         AHPC is retaining all assets (primarily inventory and accounts receivable) and liabilities (primarily accounts payable) associated with its medical business. AHPC will continue to service its customers from existing inventory, until that inventory is depleted. As inventory is depleted, business will be transitioned to MAXXIM.

         Pro forma financial statements covering this transaction will be filed as an amendment to this report.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            WRP Corporation
                                            (Registrant)



DATE: March 13, 2002                        By:   /s/ Lew Kwong Ann
                                                  ------------------------------

                                            Name:    Lew Kwong Ann
                                            Title:   President

EXHIBITS

      99.   ADDITIONAL EXHIBITS.

            1.   Press Release dated March 1, 2002.